Exhibit 10.14

AMENDMENT NO. 1

TO

INDEPENDENT DIRECTOR RESTRICTED SHARE PLAN

OF

INPOINT COMMERCIAL REAL ESTATE INCOME, INC.

This Amendment No. 1 to the Independent Director Restricted Share Plan of InPoint Commercial Real Estate Income, Inc. (this “Amendment”) is adopted by the Board of Directors (the “Board”) of InPoint Commercial Real Estate Income, Inc. (the “Company”) on November 26, 2019 (the “Amendment Effective Date”).

W I T N E S S E T H

WHEREAS, the Board adopted the Independent Director Restricted Share Plan of InPoint Commercial Real Estate Income, Inc. (the “Plan”) on October 6, 2016; and

WHEREAS, pursuant to Section 9 of the Plan, the Board desires to amend the Plan as set forth below.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. Amendment to the Plan.

(a)	The definition of “Shares” in Section 1.2 of the Plan is hereby amended and restated in its entirety as follows:

“Shares” means the shares of Class I common stock, $.001 par value per share, of the Company, and “Share” means one of those Shares.

(b)	Section 6.1 of the Plan is hereby amended and restated in its entirety as follows:

6.1 Automatic Grant. Without further action of the Board and except as otherwise determined by election of the Board and/or an Independent Director in accordance with a non-qualified deferred compensation program that complies with Section 409A of the Code, each Independent Director shall receive an Award of Restricted Shares effective on the first business day of the month following each annual Stockholders’ meeting, or on the first business day of December of each year if no such meeting is held (in either case, an “Independent Director Award Grant Date”), in respect of a number of Shares having a Fair Market Value as of the Independent Director Award Grant Date equal to Ten Thousand U.S. Dollars ($10,000); provided, however, that if the Board and/or an Independent Director makes a timely deferral election under a non-qualified deferred compensation program that complies with Section 409A of the Code, then in lieu of Restricted Shares, the automatic grant may be in the form of Restricted Share Units.

2. Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of Maryland (regardless of the law that might otherwise govern under applicable principles of conflict of laws).

8087728.1

3.Effect of Amendment. Except as expressly set forth in this Amendment, all other terms and conditions set forth in the Plan shall remain in full force and effect.

4.Effective Date and Procedural History. This Amendment was adopted by the Board on the Amendment Effective Date.

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8087728.1